SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant [   ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                                RAMP CORPORATION
                                ----------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                             [RAMP CORPORATION LOGO]


                                                    March 16, 2005


Dear Stockholder:


     You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Ramp Corporation, a Delaware corporation (the "Company") to be held on Monday, April 11, 2005 at 10:00 a.m. local time at the principal offices of Ramp Corporation, 33 Maiden Lane, 5th Floor, New York, New York 10038.


     I am pleased to report that, after several months of effort, your management and directors have successfully completed a private placement of convertible debentures and warrants of the Company. The Company has received gross proceeds of $2.0 million, before transaction fees and expenses, upon the first closing of the private placement occurring in January 2005 and will receive the remaining $2.0 million upon receipt of stockholder approval to issue the shares of our common stock upon conversion of convertible debentures and warrants to be sold upon the second closing. The second closing is also subject to other conditions precedent, including prior registration of the shares of common stock with the Securities and Exchange Commission.

     At the Special Meeting, you will be asked to consider and vote upon the following proposals: (i) to ratify the sale and issuance of shares of our common stock in connection with our March 2004 private placement of common stock and July 2004 private placement of convertible notes and warrants, (ii) to approve the sale and issuance of shares of our common stock in connection with our December 2004 private placement of convertible notes, (iii) to approve the sale and issuance of our common stock and warrants in connection with our January 2005 private placement of 8% convertible redeemable debentures, common stock purchase warrants and additional investment rights, (iv) to approve an amendment to our 2005 Stock Incentive Plan to increase the number of shares of our common stock issuable thereunder, and (v) to ratify the appointment of BDO Seidman LLP as our independent registered public accountants for the fiscal year ending December 31, 2004.

     The formal Notice of Special Meeting of Stockholders and Proxy Statement accompanying this letter more fully describes the business to be acted upon. AFTER CAREFUL CONSIDERATION, THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.

     Please submit your Proxy over the Internet, by telephone, or sign, date and return your Proxy card as promptly as possible in the enclosed envelope for your convenience whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

                                            Sincerely,

                                            Andrew Brown
                                            Chairman of the Board
                                            President and Chief Executive
                                            Officer

     YOUR VOTE IS CRITICAL, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

     SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE SPECIAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE, OR DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                                RAMP CORPORATION
                            33 MAIDEN LANE, 5TH FLOOR
                            NEW YORK, NEW YORK 10038
                                 _______________

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD MONDAY, APRIL 11, 2005


                                 _______________


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of RAMP CORPORATION, a Delaware corporation (the "Company"), will be held at the offices of the Company located at 33 Maiden Lane, 5th Floor, New York, New York 10038, on Monday, April 11, 2005, at 10:00 A.M., to consider and act upon the following:


     1. to ratify the sale and issuance of shares of common stock in connection with the March, 2004 private placement of common stock and July, 2004 private placement of convertible notes and warrants;

     2. to approve the sale and issuance of shares of common stock in connection with the December, 2004 private placement of convertible promissory notes in the aggregate principal amount of $452,000;

     3. to approve the sale and issuance of shares of common stock in connection with the January, 2004 private placement of 8% convertible redeemable debentures, common stock purchase warrants and additional investment rights in the aggregate principal amount of up to $4,000,000;

     4. to approve an amendment to the Company's 2005 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder from 5,500,000 to 15,500,000; and

     5.   to  ratify  the  appointment  of  BDO  Seidman,   LLP  as  independent
          registered public accountants of the Company for the fiscal year ending December 31, 2004.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

     A Proxy Statement and form of Proxy are enclosed herewith. Only holders of record of Common Stock at the close of business on February 11, 2005 are entitled to receive notice of, and to attend, the Special Meeting and any adjournments thereof. At least 10 days prior to the Special Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, at the offices of the Company. If you do not expect to be present at the Special Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. If you received a proxy card with a web site address and voting codes, you may choose to vote on the Internet at the web site indicated or telephonically. If you vote by telephone or the Internet, you do not need to return the proxy card. In the event you attend the Special Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                        By Order of the Board of Directors



Dated: March 16, 2005                          Ron Munkittrick
                                                Secretary

--------------------------------------------------------------------------------
                                    IMPORTANT
THE RETURN OF YOUR SIGNED PROXY AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE AND MAILED IN THE UNITED STATES. IF YOU RECEIVED A PROXY CARD WITH A WEB SITE ADDRESS AND VOTING CODES, WE URGE YOU TO VOTE ON THE INTERNET AT THE WEB SITE INDICATED OR TELEPHONICALLY TO ENSURE THAT YOUR VOTE IS RECORDED WITHOUT MAIL DELAYS. IF YOU VOTE BY TELEPHONE OR THE INTERNET YOU DO NOT NEED TO RETURN THE PROXY CARD.
--------------------------------------------------------------------------------

                                RAMP CORPORATION
                            33 MAIDEN LANE, 5TH FLOOR
                            NEW YORK, NEW YORK 10038
                    ________________________________________


                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                             MONDAY, APRIL 11, 2005
                    ________________________________________


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ramp Corporation, a Delaware corporation (the "Company"), to be voted at the Special Meeting of Stockholders of the Company (the "Special Meeting") which will be held at the offices of the Company located at 33 Maiden Lane, 5th Floor, New York, New York 10038, on Monday, April 11, 2005, at 10:00 A.M., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders and in this Proxy Statement.

         The principal executive offices of the Company are located at 33 Maiden Lane, 5th Floor, New York, New York 10038. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is March 16, 2005.


         A Proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the Proxy on any other matter that may be brought before the Special Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Special Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Special Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview. The Company may, but is not obligated, to use the services of Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. The Company estimates that the fee for such services should not exceed approximately $25,000. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals.

                                VOTING SECURITIES

         Stockholders of record as of the close of business on February 11, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. On the Record Date, there were 12,022,909 outstanding shares of the Company's common stock, $0.001 par value per share ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Special Meeting for determining the presence of a quorum.

         Shares abstaining with respect to any matter will be considered votes represented, entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will be considered not voted with respect to that matter. Since an affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting is required to approve Proposals 1, 2, 3, 4 and 5, abstentions will have the same effect as a vote "against" Proposals 1, 2, 3, 4 and 5, and broker non-votes will have no effect.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of March 4, 2005, certain information regarding the ownership of voting securities of the Company by each stockholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company's Common Stock, (ii) the directors of the Company, (iii) the current executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial            Shares Beneficially        Percentage
Owner(1)                                       Owned (2)              of Class
--------------------------------------------------------------------------------
Andrew Brown (3)                                724,523                 5.4%
Blue Valley Ltd.  (4)                         1,114,824                 8.1%
Cherry Blossom Ltd  (5)                       1,241,850                 9.0%
Forum Managers Ltd.  (6)                        901,761                 6.7%
Lakeview Properties Ltd.  (7)                   901,761                 6.7%
Norfolk Ltd.  (8)                             1,110,886                 8.1%
Jeffrey A. Stahl, MD (9)                         71,132                   *
Louis E. Hyman (10)                             483,625                 3.7%
Steven C. Berger (11)                            67,798                   *
Steven A. Shorr (12)                             68,352                   *
Tony Soich (13)                                  67,798                   *
Ron Munkittrick (14)                            428,883                 3.3%
Directors and executive officers,
   as a group (7 persons)                     1,912,111                 13.2%
___________________
* Represents beneficial ownership of less than one percent.

(1) Unless otherwise indicated, the address for each of the beneficial owners is c/o Ramp Corporation, 33 Maiden Lane, New York, New York 10038.

(2) "Beneficial ownership" is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition of shares of the Common Stock of the Company. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the Company believes that the beneficial owner has sole voting and investment power based upon the information furnished by such owners.

(3) Includes (a) 24,167 shares issuable upon exercise of warrants, and (b) 696,190 shares issuable upon exercise of stock options exercisable within 60 days from the date of the table. Does not include warrants issuable to Mr. Brown under his employment agreement whereby Mr. Brown will be entitled to purchase up to one-nineteenth of the outstanding shares of our common stock, at an exercise price to be determined by the Company in accordance with his employment agreement.

(4) Includes 211,372 shares issuable upon exercise of warrants. The address of the holder is Burbage House, 83-85 Curtain Road, London EC2A 3BS.

(5) Includes 235,456 shares issuable upon exercise of warrants. The address of the holder is 20 McCallum Street, 10-03 Asia Chambers, Singapore 069046.

(6) Includes 170,900 shares issuable upon exercise of warrants. The address of the holder is 7 Globe House, 15 Fitzroy Mews, London, UK.

(7) Includes 170,900 shares issuable upon exercise of warrants. The address of the holder is 21 Leigh Street, London WC1H 9QX.

(8) Includes 211,372 shares issuable upon exercise of warrants. The address of the holder is 20 McCallum Street, 12-03 Asia Chambers, Singapore 069046.

(9)  Consists  of  71,132  shares   issuable  upon  exercise  of  stock  options
     exercisable within 60 days from the date of the table.

(10) Consists of (a) 833 shares held by Mr. Hyman and his wife of which he shares dispositive power, (b) 833 shares issuable upon exercise of warrants held by Mr. Hyman and his wife, and (c) 481,959 shares issuable upon exercise of stock options exercisable within 60 days from the date of the table.

(11) Consists  of  67,798  shares   issuable  upon  exercise  of  stock  options
     exercisable within 60 days from the date of the table.

(12) Includes 67,798 shares issuable upon exercise of stock options exercisable within 60 days from the date of the table.

(13) Consists  of  67,798  shares   issuable  upon  exercise  of  stock  options
     exercisable within 60 days from the date of the table.

(14) Consists of 428,883 shares issuable upon exercise of stock options exercisable within 60 days from the date of the table.

                   ACTIONS TO BE TAKEN AT THE SPECIAL MEETING

     -----------------------------------------------------------------------
                                   PROPOSAL 1

                    TO RATIFY THE SALE AND ISSUANCE OF SHARES
                       OF COMMON STOCK IN CONNECTION WITH
                THE MARCH 2004 PRIVATE PLACEMENT OF COMMON STOCK
                       AND JULY 2004 PRIVATE PLACEMENT OF
                         CONVERTIBLE NOTES AND WARRANTS
     ----------------------------------------------------------------------

TERMS AND CONDITIONS OF THE MARCH 2004 PRIVATE PLACEMENT AND JULY 2004 PRIVATE PLACEMENT

         On March 4, 2004 (the "March 2004 Private Placement"), the Company entered into a Common Stock and Warrant Purchase Agreement (the "March Agreement") with Hilltop Services Ltd. ("Hilltop"), an accredited investor. Under the terms of the March Agreement, the Company sold and issued to Hilltop an aggregate of 10,869,565 pre-split shares of Common Stock for gross proceeds to the Company in the amount of $5,000,000, representing a purchase price of $0.46 cents per share (the "Purchase Price"). In addition to the shares of Common Stock, the Company issued to Hilltop warrants to purchase an aggregate of 2,173,913 pre-split shares of Common Stock exercisable at $0.80 cents per share for a term of five years. Under the March Agreement, the Company agreed that, during the period commencing on the closing date through and including the period ending forty-five days following the date a registration statement which includes the shares and warrants issued to Hilltop is declared effective by the Securities and Exchange Commission, or SEC (the "New Transaction Period"), the Company would not enter into a subsequent offer or sale of its Common Stock with a third party at a price below the Purchase Price. If the Company entered into a transaction at a purchase price per share less than the Purchase Price during the New Transaction Period, the Company would be required to issue additional shares of common stock to Hilltop at an adjusted purchase price equal to eighty percent (80%) of the lowest conversion price applicable under the terms of the new transaction (the "Adjusted Purchase Price").

         At the time of the March 2004 Private Placement the Company had 158,268,163 pre-split shares of Common Stock issued and outstanding. The March 2004 Private Placement represented approximately 6.8% of the Company's issued and outstanding shares.

         On April 22, 2004 the Company filed a registration statement with the SEC to register the shares and warrants sold which, following a review and comment period with the SEC, was declared effective by the SEC on July 9, 2004. Due to the delay in the effectiveness of the registration statement and the Company's need to continue to pay its creditors and finance its operations, on July 14, 2004 (the "July 2004 Private Placement"), the Company entered into a Note and Warrant Purchase Agreement (the "Note Purchase Agreement") with each of Cottonwood Ltd. ("Cottonwood") and Willow Bend Management Ltd. ("Willow Bend"), each an accredited investor. Under the terms of the Note Purchase Agreement, the Company issued to each of Cottonwood and Willow Bend a convertible promissory note in the principal amount of $2,100,000, at an interest rate of six (6%) percent due January 14, 2005. Each promissory note was convertible into shares of Common Stock at an initial conversion price of $0.30 cents per share and was secured by a first priority lien against all of the assets and property of the Company if the average closing sale price of Common Stock for any ten trading days prior to forty-five days following the closing was less than $0.15 cents per share. In addition to the convertible promissory note, the Company issued to each of Cottonwood and Willow Bend warrants exercisable into 4,683,823 pre-split shares of Common Stock at an exercise price of $0.11 cents per share (the "$0.11 Cent Warrants"), warrants exercisable into 4,683,823 pre-split shares of Common Stock at an exercise price of $0.15 cents per share, (the "$0.15 Cent Warrants"), warrants exercisable into 4,683,823 pre-split shares of Common Stock at an exercise price of $0.35 cents per share (the "$0.35 Cent Warrants"), and warrants exercisable into 4,683,823 pre-split shares of Common Stock at an exercise price of $0.40 cents per share (the "$0.40 Cent Warrants" and collectively the "July Warrants"). The July Warrants were exercisable for a term of one year.

         As a result of the closing of the transactions contemplated under the Note Purchase Agreement, the Adjusted Purchase Price under the March Agreement was reduced to $.088 cents per share, representing 80% of $0.11 cents. Under the terms of a letter agreement, dated July 14, 2004, by and between the Company and Hilltop, in consideration for Hilltop's consent to the July 2004 Private Placement and the termination of any and all anti-dilution rights of Hilltop under the March Agreement, the Company issued to Hilltop (i) 24,130,435 pre-split shares of Common Stock, (ii) a convertible promissory note in the aggregate principal amount of $1,920,000 convertible into shares of Common Stock at an initial conversion price of $0.30 cents per share, and (iii) warrants exercisable into 4,282,354 pre-split shares of Common Stock at an exercise price of $0.11 cents per share, warrants exercisable into 4,282,354 pre-split shares of Common Stock at an exercise price of $0.15 cents per share, warrants exercisable into 4,282,354 pre-split shares of Common Stock at an exercise price of $0.35 cents per share and warrants exercisable into 4,282,354 pre-split shares of Common Stock at an exercise price of $0.40 cents per share (collectively, the "Hilltop Warrants"). The Hilltop Warrants were exercisable for a term of one year.

         Redwood Capital Partners, Inc. ("Redwood") performed financial advisory services for the Company in connection with the July 2004 Private Placement. In connection with such services, in addition to payment of a cash fee of $320,000, the Company agreed to issue to Redwood warrants exercisable into 350,000 pre-split shares of common stock exercisable at $0.11 cents per share, warrants exercisable into 350,000 pre-split shares of common stock exercisable at $0.15 cents per share, warrants exercisable into 350,000 pre-split shares of common stock exercisable at $0.35 cents per share and warrants exercisable into 350,000 pre-split shares of common stock exercisable at $0.40 cents per share (collectively, the "Redwood Warrants"). The Redwood Warrants have a term of one year.

         At the time of the July 2004 Private Placement, the Company had 179,677,864 pre-split shares of Common Stock issued and outstanding. The July 2004 Private Placement represented approximately 13.4% of the Company's issued and outstanding shares of Common Stock issued to Hilltop in connection with its anti-dilution provisions and approximately 15.6% of shares of common stock underlying July Warrants, Hilltop Warrants and Redwood Warrants at an exercise price below the market price of the common stock at the time of the transaction.

         The Company agreed to register the shares of Common Stock issued to Hilltop, the shares of Common Stock underlying the convertible promissory notes and warrants issued to each of Cottonwood, Willowbend and Hilltop, and the shares of Common Stock underlying the warrants issued to Redwood on a registration statement filed with the SEC on August 20, 2004. The registration statement was declared effective by the SEC on September 27, 2004.

         In October, 2004, in order to continue operations and pay creditors, the Company entered into a letter agreement with each of Willow Bend and Cottonwood, to reduce the exercise price of outstanding July Warrants to purchase an aggregate of 37,470,584 pre-split shares of Common Stock from the various exercise prices to $.0325 cents per share. In connection with the exercise of July Warrants to purchase an aggregate of 25,262,096 pre-split shares of Common Stock, the noteholders agreed to reduce principal amount of outstanding notes of $571,018 and to pay cash proceeds to the Company in the amount of $250,000.

         In October, 2004, the Company entered into a letter agreement with Hilltop, to reduce the exercise price of outstanding Hilltop Warrants to purchase an aggregate of 17,129,416 pre-split shares of

Common Stock to $.0325 cents per share. In connection with the exercise of warrants to purchase an aggregate of 12,631,048 pre-split shares of Common Stock, the noteholder agreed to reduce principal amount of outstanding notes of $410,509.

         In November, 2004, the Company agreed with the convertible note holders to reduce the exercise price of outstanding warrants to purchase an aggregate of 16,706,856 pre-split shares of Common Stock to $.015 cents per share. In connection with the exercise of warrants to purchase all of the shares of Common Stock, the note holders agreed to reduce principal amount of outstanding notes of $250,602.84.

         In November, 2004, the Company agreed with the convertible note holders to reduce the conversion price of outstanding convertible notes to purchase an aggregate of 20,400,000 pre-split shares of Common Stock, from $0.30 cents per share to $0.015 cents per share. In connection with the conversion of notes to purchase shares of Common Stock, the note holders agreed to a reduction of principal amount of outstanding notes of $306,000. The terms and conditions of each of the agreements constituting the March 2004 Private Placement are set forth on exhibits 4.34, 4.35 and 4.36 of the Company's Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC on April 14, 2004. The terms and conditions of each of the agreements constituting the July 2004 Private Placement are set forth on exhibits 4.1 through 4.16, 4.19 and 4.23 of the Company's Registration Statement on Form S-3, as filed with the SEC on August 23, 2004.

REASONS FOR THE MARCH 2004 PRIVATE PLACEMENT AND JULY 2004 PRIVATE PLACEMENT

         The principal reasons for each of the March, 2004 and July, 2004 private placements were to obtain additional capital critical to the Company's ability to continue its operations and pay creditors.

REASONS FOR STOCKHOLDER APPROVAL

         The Company's Common Stock is listed on the American Stock Exchange ("AMEX"). In order to approve the listing of additional shares of Common Stock, AMEX Company Guide Section 713 requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

         Although the March 2004 Private Placement did not involve the issuance or potential issuance by the Company of shares of Common Stock that would represent 20% or more of the then outstanding Common Stock at below the greater of the book or market value of the Common Stock, upon review of the July 2004 Private Placement, it was determined by AMEX that the two transactions must be aggregated under the AMEX rules, thereby exceeding the 20% threshold on an aggregate basis. As a result, and as part of its determination to accept the Company's compliance plan to continue its AMEX listing, AMEX requires stockholder ratification of the completed private placements and subsequent agreements with the investors.

         If the stockholders do not approve this Proposal 1, the Company's shares of Common Stock would be subject to potential delisting proceedings by AMEX. In such event, the liquidity of the Common Stock could be severely restricted which could have a material adverse effect on the market value of our Common Stock and the ability of stockholders to sell Common Stock.

EFFECT OF THE PRIVATE PLACEMENTS ON EXISTING STOCKHOLDERS

         Advantages. Prior to voting, each stockholder should consider the fact that the private placements provided additional financing which was vital to the Company's efforts to continue operations and pay creditors. Each stockholder should consider the fact that, at the time of the transactions, the Company's capital resources were severely limited. Moreover, approval of this Proposal 1 will enable the Company to continue its listing on AMEX.

         Disadvantages. The private placements had a significant dilutive effect on our stockholders. Our stockholders' aggregate percentage ownership declined significantly as a result of the private placements. The number of shares of Common Stock issued pursuant to the private placements significantly increased the number of shares of Common Stock outstanding. This means that our stockholders owned a smaller percentage interest in the Company as a result of the closing of the private placements as set forth below.

         Dilution to Stockholders as a result of the March 2004 Private Placement and July 2004 Private Placement

         For purposes of illustration, a stockholder who owned approximately 5.0% of our outstanding shares of Common Stock on March 4, 2004, would own approximately 4.68% of our outstanding shares of Common Stock immediately following the March 2004 Private Placement, and would own approximately 4.62% of our outstanding shares of Common Stock immediately following the March 2004 Private Placement, assuming full exercise of the outstanding warrants to purchase 2,173,913 pre-split shares of Common Stock issued in the March 2004 Private Placement.

         A stockholder who owned approximately 5.0% of our outstanding shares of Common Stock as of July 14, 2004, would own approximately 4.0% of our outstanding shares of Common Stock immediately following the July 2004 Private Placement, assuming conversion of the convertible notes, and would own approximately 3.21% of our shares of Common Stock outstanding immediately after the July 2004 Private Placement, assuming full exercise of the warrants to purchase 56,000,000 pre-split shares of Common Stock issued in the July 2004 Private Placement.

         Potential Dilution to Stockholders as a result of each of the December 2004 Private Placement and January 2005 Private Placement

         A stockholder who owned approximately 5.0% of our outstanding shares of Common Stock on March 4, 2004, would own the following percentage of our Common Stock following each private placement set forth in this Proxy Statement:

          o approximately 2.82% of our shares of Common Stock outstanding immediately following the July 2004 Private Placement, assuming conversion of the convertible notes and full exercise of the warrants to purchase 56,000,000 pre-split shares of Common Stock;

          o approximately 2.10% of our outstanding shares of Common Stock immediately following the December 2004 Private Placement, assuming full exercise of warrants to purchase 227,506 shares of our Common Stock and conversion of an aggregate of $546,014 outstanding principal and interest on the convertible notes at an initial conversion price of $2.40 per share; and

          o approximately 1.19% of our shares of Common Stock outstanding immediately following the January 2005 private placement, assuming (a) full exercise of the warrants to purchase 1,666,667 shares of Common Stock, (b) full exercise of the additional investment rights to purchase Convertible Debentures in the aggregate principal amount of $1,320,000 initially convertible at $2.40 per share, (c) full exercise of additional investment rights to purchase warrants to purchase

          550,000 shares of Common Stock, and (d) full exercise by our financial advisor of warrants to purchase 116,666 shares of Common Stock.

VOTE REQUIRED

         Ratification of the transactions described in this Proposal 1 requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. The Board of Directors recommends a vote "FOR" approval of the Proposal.

                THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR"
                 RATIFICATION OF EACH OF THE MARCH 2004 PRIVATE
                   PLACEMENT AND JULY 2004 PRIVATE PLACEMENT

--------------------------------------------------------------------------------
                                   PROPOSAL 2

                  TO APPROVE THE SALE AND ISSUANCE OF SHARES OF
                         COMMON STOCK IN CONNECTION WITH
                     THE DECEMBER 2004 PRIVATE PLACEMENT OF
                       CONVERTIBLE NOTES IN THE AGGREGATE
                          PRINCIPAL AMOUNT OF $452,000

--------------------------------------------------------------------------------

TERMS AND CONDITIONS OF THE DECEMBER 2004 PRIVATE PLACEMENT

         On December 2, 2004, pursuant to a Note Purchase Agreement (the "Note Agreement"), the Company issued convertible promissory notes (the "Notes") in the aggregate principal amount of $400,000, bearing interest at the rate of six percent (6.0%) per annum, due March 1, 2005, to each of Platinum Partners Value Arbitrage Fund L.P., Briarwood Investments and Design Investments Ltd., three institutional accredited investors (the "December 2004 Private Placement"). In connection with the December 2004 Private Placement, the Company issued a convertible promissory note in the principal amount of $52,000 to Harborview Capital Management LLC as an advisory fee on the same terms and conditions as the institutional investors. As part of the terms and conditions of the Note Agreement, the Company issued to the investors an aggregate of 480,000 shares of Common Stock and the financial advisor received 48,000 shares of Common Stock. BY LETTER AGREEMENT DATED JANUARY 11, 2005 (THE "LETTER AGREEMENT"), EACH OF THE INVESTORS AND THE FINANCIAL ADVISOR AGREED NOT TO VOTE THEIR SHARES OF COMMON STOCK ON THIS PROPOSAL 2 AT THE SPECIAL MEETING OR SELL THEIR SHARES OF COMMON STOCK UNLESS AND UNTIL STOCKHOLDER APPROVAL OF THIS PROPOSAL 2 HAS BEEN OBTAINED AT THE SPECIAL MEETING.

         The Notes provide that one hundred and twenty percent (120%) of the outstanding principal amount is automatically convertible into those securities of the Company issued in any subsequent transaction by the Company with gross proceeds to the Company of a minimum of $1,000,000 ("Triggering Event").
Interest on the notes is payable in cash or those securities issued by the Company in a subsequent transaction. As a result of the January 2005 Private Placement transaction set forth in Proposal 3 below, the amount of $546,014, equal to one hundred and twenty percent (120%) of the outstanding principal and interest amount of the Notes, was automatically converted into 8% convertible redeemable notes, which notes have an initial conversion price of $2.40 cents per share, initially convertible into 227,506 shares of common stock, and common stock purchase warrants to purchase an aggregate of 227,506 shares of Common Stock at an initial exercise price of $2.40 per share.

         Under the Note Agreement, the Company is obligated to register for resale the securities issuable upon conversion of the notes and the shares of Common Stock issuable to the investors on its next registration statement filed with the SEC.

         At the time of the December 2004 Private Placement, the Company had 5,310,013 post-split shares of Common Stock issued and outstanding. The December 2004 Private Placement represented approximately 14.2% of the Company's issued and outstanding shares of Common Stock.

REASONS FOR THE DECEMBER 2004 PRIVATE PLACEMENT

         The principal reasons for the private placement were to obtain additional capital critical to the Company's ability to continue its operations and pay creditors. The private placement was entered into as a bridge financing negotiated as part of its strategy to obtain significant long term financing for the Company within the next thirty to sixty day period.

REASONS FOR STOCKHOLDER APPROVAL

         AMEX Company Guide Section 713 requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

         By letter dated January 21, 2005 from AMEX to the Company, AMEX has previously approved the listing of 528,000 shares of Common Stock issued by the Company to the investors and financial advisor under the Note Agreement. The total number of shares of Common Stock that may be issued by the Company in connection with the December 2004 Private Placement is dependent upon, among other things, whether the convertible notes are converted or the warrants are exercised, whether the principal or interest on the convertible notes is paid in cash or shares of Common Stock and the market price of the Common Stock used in calculating any such payments, and whether or not the redemption or antidilution adjustment provisions of the convertible notes and/or warrants come into effect. Pursuant to the Letter Agreement, the investors and the financial advisor agreed not to vote, or sell their shares of Common Stock unless stockholder approval is obtained for the Company.

         As of the Record Date for this Meeting, none of the convertible notes had been converted into Common Stock, none of the warrants issued to the investors had been exercised and no principal or interest amount has been paid in shares of Common Stock. The Company currently intends to satisfy future principal and interest due on the convertible notes in shares of Common Stock. Since the private placement described in this Proposal 2, together with the private placement described in Proposal 3, involves the potential issuance by the Company of shares of Common Stock equal to 20% or more of the Company's outstanding Common Stock at below the greater of the book or market value of the Common Stock, stockholder approval of the private placement is required. The Company is asking its stockholders to approve this Proposal 2 so that all shares of Common Stock issuable upon conversion of the convertible notes and exercise of warrants will be eligible for listing on the AMEX.

         If the stockholders do not approve this Proposal 2, the Company would not be permitted to issue shares of Common Stock which equal or exceed the 20% threshold and the Company would be forced to pay the convertible notes in cash, thereof severely impacting the Company's ability to fund its operations. To avoid this result, the Company may be required to voluntarily delist from AMEX. In such event, the liquidity of the Common Stock could be severely restricted and such restrictions could have a material adverse effect on the market value of our Common Stock.

EFFECT OF THE PRIVATE PLACEMENT ON EXISTING STOCKHOLDERS

         Advantages. Before voting, each stockholder should consider the fact that the private placement provided additional financing which was vital to the Company's efforts to continue operations. Each stockholder should also consider the fact that the Company's current capital resources are limited.

         Disadvantages. The private placement has had and, if the convertible notes are converted and warrants are exercised, will have a dilutive effect on our current stockholders. Our current stockholders' aggregate percentage ownership will decline significantly as a result of the private placement. The number of shares issued pursuant to the private placement will substantially increase the number of shares of Common Stock currently outstanding. This means that our current stockholders will own a smaller interest in the Company as a result of the private placement as set forth below.

         All shares of Common Stock issuable pursuant to the private placement will be entitled to registration rights. Consequently, if these shares are registered, the shares may be freely transferable without restriction under the Securities Act of 1933, as amended, absent other securities law restrictions. Such free transferability could materially and adversely affect the market price of our Common Stock if a sufficient number of such shares are sold in the market.

         Dilution to Stockholders as a result of the December 2004 Private Placement

         For purposes of illustration, a stockholder who owned approximately 5.0% of our outstanding shares of Common Stock on December 2, 2004, owned approximately 4.38% of our outstanding shares of Common Stock immediately after the December 2004 Private Placement, and would own approximately 4.22% of our shares of Common Stock outstanding immediately after the December 2004 private placement, assuming full exercise of the warrants to purchase 227,506 shares of common stock and conversion of the $546,014 of outstanding principal and interest of the notes issued in the December 2004 Private Placement at $2.40 per share.

         Potential Dilution to Stockholders as a result of the January 2005 Private

         A stockholder who owned approximately 5.0% of our outstanding shares of Common Stock on December 2, 2004, would own approximately 2.40% of our shares of Common Stock outstanding immediately following the January 2005 Private Placement, assuming (a) full exercise of the warrants to purchase 1,666,667 shares of Common Stock, (b) full exercise of the additional investment rights to purchase Convertible Debentures in the aggregate principal amount of $1,320,000 initially convertible at $2.40 per share, (c) full exercise of additional investment rights to purchase warrants to purchase 550,000 shares of Common Stock, and (d) full exercise by our financial advisor of the warrants to purchase 116,666 shares of Common Stock.

         Potential Dilution to Stockholders as a result of Lower Conversion
Prices

         In addition to the foregoing dilution, the following table summarizes the number of shares of Common Stock issuable by the Company upon conversion of the Notes, assuming a conversion price of $1.80 per share, a conversion price of $1.20 per share and a conversion price of $0.60 cents per share. The table also reflects the resulting beneficial ownership of the Company's Common Stock by a stockholder owning 5% of the Company's outstanding shares of Common Stock immediately prior to and after the conversion at each price.

------------------------- ---------------------- ------------------------------- -------------------------------
Conversion Price per      No. of Shares          Ownership prior to conversion   Ownership after conversion
share                     Issuable
------------------------- ---------------------- ------------------------------- -------------------------------
$1.80                     303,341                5%                              4.17%
------------------------- ---------------------- ------------------------------- -------------------------------
$1.20                     455,011                5%                              4.07%
------------------------- ---------------------- ------------------------------- -------------------------------
$0.60                     910,023                5%                              3.81%
------------------------- ---------------------- ------------------------------- -------------------------------

         Potential Dilution Effect of Short Sales by Investors in Notes

         As a result of the conversion of the Notes into Convertible Debentures set forth in Proposal 3 of this Proxy Statement, the Notes are currently convertible by the investors or redeemable by the Company at a floating rate that may be below the market price of the Common Stock at the time of conversion or redemption. As a result, the lower our Common Stock price at the time the Notes are converted or redeemed, the greater number of shares of Common Stock the holder shall receive. To the extent the holders sell their shares of Common Stock in the public marketplace, the Common Stock price may decrease as a result of the additional shares in the marketplace. This could allow the holders to receive a greater number of shares of Common Stock upon conversion or redemption, the sales of which could further depress the Common Stock price. The significant downward pressure on the price of the Common Stock as the holders acquire and sell material amounts of our Common Stock could encourage short sales by the holders and other stockholders in which the short-sellers borrow Common Stock and sell the borrowed stock at the current market price in the hope of buying it in the future at a lower price. This short selling activity could place further downward pressure on the price of our Common Stock. The agreements governing the Notes and Convertible Debentures do not contain prohibitions on short selling activities by the holders of such securities.

SUMMARY OF MATERIAL TERMS OF THE DECEMBER 2004 PRIVATE PLACEMENT

         Additional Securities upon Conversion

         The Note Agreement provides that, if the automatic conversion of the Notes into other securities issued by the Company in a subsequent transaction occurs, the Company shall, upon such conversion, pay to the investors and financial advisor an additional aggregate amount of $90,400, payable to the investors and financial advisor in proportion to the amount of their purchase price through the issuance by the Company to the investors of additional securities in the transaction, on the same terms and conditions as set forth in the transaction. This premium payment shall result in additional dilution to existing stockholders.

         Representations and Warranties

         The Note Agreement contains representations and warranties by the Company relating to, among other things, capitalization, due authorization of the issuance and sale of the Notes, SEC filings and financial statements, the lack of material adverse changes and material breaches, defaults or violations in the Company's charter documents, statutes, court or governmental orders or material contracts resulting from the Company's signing or completion of the private placement. The Note Agreement also contains representations and warranties by the investors relating to, among other things, their status as accredited investors, investment intent, and due authorization.

         Registration Rights

         The Company has agreed to register at its expense the shares of Common Stock issued and issuable upon conversion of the Notes, on the next registration statement the Company filed with the SEC and to use its best efforts to have the registration statement declared effective by the SEC within 90 days of such filing date. The Company has agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares may be sold without any restriction under Rule 144 of the Securities Act of 1933. In the event the Company fails to file the registration statement within the period contemplated by the Note Agreement or the registration statement is not declared effective within the contemplated 90 days, the Company has agreed to pay the investors liquidated damages equal to 1% of their initial investment in the notes for each 30 day period (or portion thereof) for which the Company is late. The Company has also agreed pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, listing fees and other reasonable fees.

VOTE REQUIRED

         Approval of the issuance of the shares of Common Stock described in this Proposal 2 requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. The Board of Directors recommends a vote "FOR" approval of the Proposal.

                THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR"
           APPROVAL OF THE DECEMBER 2004 PRIVATE PLACEMENT TRANSACTION

--------------------------------------------------------------------------------
                                   PROPOSAL 3

           TO APPROVE THE SALE AND ISSUANCE OF SHARES OF COMMON STOCK
          IN CONNECTION WITH THE JANUARY 2005 PRIVATE PLACEMENT OF 8%
            CONVERTIBLE REDEEMABLE DEBENTURES, COMMON STOCK PURCHASE
           WARRANTS AND ADDITIONAL INVESTMENT RIGHTS IN THE AGGREGATE
                      PRINCIPAL AMOUNT OF UP TO $4,000,000
--------------------------------------------------------------------------------

TERMS AND CONDITIONS OF THE JANUARY 2005 PRIVATE PLACEMENT

         On January 12, 2005, the Company entered into a securities purchase agreement ("Securities Purchase Agreement") with DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P., each an institutional investor, pursuant to which the Company agreed to sell, and the investors agreed to purchase, 8% convertible redeemable debentures ("Convertible Debentures") in the aggregate principal amount of up to $4,000,000 and five-year warrants ("January Warrants") to purchase up to 1,666,667 shares of common stock at an initial exercise price of $2.40 (the "January 2005 Private Placement"). The Convertible Debentures are convertible into Common Stock at an initial conversion price of $2.40. A first closing of $2,000,000 occurred on January 13, 2005 ("First Closing") and a second closing of $2,000,000 shall occur upon the completion of closing conditions set forth in the Securities Purchase Agreement ("Second Closing"). The Company is obligated to redeem one-fifth of the principal and interest amount on the Convertible Debentures in cash or, at the option of the Company, shares of Common Stock, on the first day of each month, commencing on the earlier of (a) May 12, 2005, and
(b) the first date following the 20th day after the effective date of the registration statement registering for resale the securities issuable upon conversion of the Convertible Debentures and exercise of January Warrants, and ending upon the full redemption of the Convertible Debentures. If the Company elects to make redemption payments in shares of Common Stock, the principal amount is convertible based upon a conversion price equal to the lesser of the initial conversion price, or 85% of the average of the three lowest closing bid prices for the Company's Common Stock during the 20 trading days immediately prior to the monthly redemption date. The Company is also obligated to pay 8% interest on the outstanding principal on the Convertible Debentures (i) on the effective date on which the Convertible Debentures are converted into shares of Common Stock of the Company, (ii) on each monthly redemption date or (iii) on the maturity date, at the interest conversion rate.

         Assuming the maximum amount of $4,000,000 is purchased, the Company has agreed to issue to the investors additional investment rights to purchase additional Convertible Debentures in the aggregate principal amount of up to $1,320,000 along with five year warrants to purchase an aggregate of 550,000 shares of the Company's Common Stock, on the same terms and conditions as the original Convertible Debentures and January Warrants.

         As a result of the First Closing and as set forth in Proposal 2 described in this Proxy Statement, previously issued and outstanding notes of the Company in the aggregate principal amount of $452,000, plus interest in the amount of $3,614, are automatically convertible into one hundred and twenty percent (120%) of principal amount of Convertible Debentures, together with January Warrants, of the Company having the same terms and conditions as set forth above. Upon each closing, in addition to a cash fee equal to eight percent (8%) of the gross proceeds, the Company's financial advisor is entitled to receive a warrant to purchase seven percent (7%) of the shares of Common Stock issued or issuable upon conversion or exercise of the Convertible Debentures and January Warrants at an initial conversion and exercise price of $2.40. In addition, the Company must pay the financial advisor a cash commission equal to 3% of the gross proceeds received by the Company upon the exercise of the January Warrants issued to the investors in the January 2005 Private Placement.

         The Company has agreed to register with the SEC 125% of the shares of common stock issuable upon conversion of principal and interest under the Convertible Debentures and upon exercise of the January Warrants. In the event that the Company fails to file a registration statement with the SEC by February 3, 2005, or in the event such registration statement is filed but is not declared effective by the SEC by April 30, 2005, then the Company will be obligated to pay the holders of the registrable securities liquidated damages equal to 1.5% of their total investment for each 30 day period until the registration statement is filed or declared effective. The Company has agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares are eligible to be sold without volume restrictions under Rule 144(k) of the Securities Act of 1933.

         At the time of the January 2005 Private Placement, the Company had 6,522,615 shares of Common Stock issued and outstanding. Assuming the initial conversion price of the Convertible Debentures and exercise price of the January Warrants of $2.40, the First Closing of January 2005 Private Placement represented approximately 25.5% of the Company's issued and outstanding shares of Common Stock.

REASONS FOR THE PRIVATE PLACEMENT

         The Company submitted a compliance plan with AMEX to retain its listing on the AMEX. The compliance plan was accepted subject to periodic review by AMEX. As part of its plan, the Company submitted quarterly projections relating to, among other things, stockholders equity of the Company. The Company entered into the January 2005 Private Placement in furtherance of its compliance plan, and to enhance the Company's liquidity, strengthen our balance sheet and obtain additional capital critical to the Company's ability to continue its operations. Pursuant to the terms of the January 2005 Private Placement we are generally prohibited from raising additional financing through the issuance of securities during the period from the First Closing through the period ending 65 days from the effective date of a registration statement, which could significantly harm our ability to continue operations if the Second Closing does not occur.

REASONS FOR STOCKHOLDER APPROVAL

         AMEX Company Guide requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

         The number of shares of Common Stock outstanding on January 12, 2005 was 6,522,615. At the First Closing, the Company issued a principal amount of $2,000,000 of Convertible Debentures initially convertible into 833,333 shares of Common Stock, plus January Warrants exercisable into 833,333 shares of Common Stock at an exercise price of $2.40 per share, for an aggregate of 1,666,666 shares of Common Stock. If the Second Closing occurs, the Company will be required to issue an additional number of shares of Common Stock upon conversion of notes and exercise of warrants which would exceed the 19.99% threshold. The total number of shares of Common Stock that may be issued by the Company in connection with the January 2005 Private Placement is dependent upon, among other things, whether the Convertible Debentures are converted or the January Warrants are exercised, whether the principal and interest on the Convertible Debentures is paid in cash or shares of Common Stock and the market price of the Common Stock used in calculating any such payments, and whether or not the redemption or antidilution adjustment provisions of the Convertible Debentures and/or January Warrants come into effect. Pursuant to the Securities Purchase Agreement, the Company agreed to seek stockholder approval of the possible issuance to the investors of shares of Common Stock in excess of the AMEX 19.99% share limitation.

         As of the Record Date for this Meeting, none of the Convertible Debentures had been converted into Common Stock, none of the January Warrants issued to the investors had been exercised and no principal or interest amount has been paid in shares of Common Stock. The Company currently intends to satisfy future principal and interest due on the Convertible Debentures in shares of Common Stock.

         Since the private placement described in this Proposal 3 involves the potential issuance by the Company of shares of Common Stock that would represent more than 20% of the outstanding Common Stock at below the greater of the book or market value of the Common Stock, stockholder approval of the private placement is required. We are asking our shareholders to approve this Proposal 3 so that all shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the January Warrants will be eligible for listing on the AMEX.

         If the stockholders do not approve this Proposal 3, and if we were required, pursuant to the terms of the Convertible Debenture and January Warrants, to issue shares of Common Stock which exceed the 20% threshold, we would be required to redeem the Convertible Debentures in cash. We currently do not have available cash to redeem the Convertible Debentures. If we are unable to raise adequate cash, we could be subject to delisting proceedings by AMEX. If we are delisted by AMEX, the liquidity of the Common Stock could be severely restricted and such restrictions could have a material adverse effect on the market value of our Common Stock.

EFFECT OF THE PRIVATE PLACEMENT ON EXISTING STOCKHOLDERS

         Advantages. Prior to voting, each stockholder should consider the fact that the private placement will provide additional financing, which will be critically important to our efforts to continue our operations. Each stockholder should consider the fact that our current capital resources are limited. If we do not have stockholder approval, we will be unable to effect the Second Closing. Later financing may not be available, or may be available but not on the same acceptable terms and conditions.

         Disadvantages. The private placement will have a dilutive effect on our current stockholders. Our current stockholders' aggregate percentage ownership will decline significantly as a result of the private placement. The number of shares issued pursuant to the private placement will increase substantially the number of shares of Common Stock currently outstanding. This means that our current stockholders will own a smaller interest in the Company as a result of the private placement.

         All shares of Common Stock issuable upon the conversion of the Convertible Debentures and issuable upon the exercise of the January Warrants will be entitled to registration rights. Consequently, if these shares are registered, the shares may be freely transferable without restriction under the Securities Act of 1933, as amended, absent other securities law restrictions. Such free transferability could materially and adversely affect the market price of our Common Stock if a sufficient number of such shares are sold in the market.

         Dilution to Stockholders as a result of the January 2005 Private Placement

         For purposes of illustration, a stockholder who owned approximately 5.0% of our outstanding shares of Common Stock on January 12, 2005, would own approximately 3.98% of the outstanding shares of our Common Stock immediately following the January 2005 Private Placement, assuming the maximum amount of $4,000,000 of Convertible Debentures is sold, and would own approximately 2.95% of our shares of Common Stock outstanding immediately after the January 2005 Private Placement, assuming

(i) full exercise of the warrants to purchase  1,666,667 shares of Common Stock,
(ii) full exercise of the additional investment rights to purchase Convertible Debentures in the aggregate principal amount of $1,320,000 initially convertible at $2.40 per share, (iii) full exercise of additional investment rights to purchase warrants to purchase 550,000 shares of Common Stock, and (iv) full exercise by our financial advisor of the warrants to purchase 116,666 shares of Common Stock.

         Potential Dilution to Stockholders as a result of Lower Redemption or Conversion Prices

         In addition to the foregoing dilution, the following table summarizes the number of shares of Common Stock issuable by the Company upon conversion or redemption of the Convertible Debentures, assuming a conversion or redemption price of $1.80 per share, $1.20 per share and $0.60 cents per share. The table also reflects the resulting beneficial ownership of the Company's Common Stock by a stockholder owning 5% of the Company's outstanding shares of Common Stock immediately prior to or after the conversion or redemption at each price.

------------------------- ---------------------- ------------------------------- --------------------------------
Conversion or             No. of Shares          Ownership prior to conversion   Ownership after conversion or
Redemption Price per      Issuable               or redemption                   redemption
share
------------------------- ---------------------- ------------------------------- --------------------------------
$1.80                     2,955,555              5%                              2.76%
------------------------- ---------------------- ------------------------------- --------------------------------
$1.20                     4,433,333              5%                              2.45%
------------------------- ---------------------- ------------------------------- --------------------------------
$0.60                     8,866,666              5%                              1.84%
------------------------- ---------------------- ------------------------------- --------------------------------

         Potential Dilution Effect of Short Sales by Investors in Convertible Debentures

         The Convertible Debentures are convertible by the investors or redeemable by the Company at a floating rate that may be below the market price of the Common Stock at the time of conversion or redemption. As a result, the lower our Common Stock price at the time the Convertible Debentures are converted or redeemed, the greater number of shares of Common Stock the holder shall receive. To the extent the holders sell their shares of Common Stock in the public marketplace, the Common Stock price may decrease as a result of the additional shares in the marketplace. This could allow the holders to receive a greater number of shares of Common Stock upon conversion or redemption, the sales of which could further depress the Common Stock price. The significant downward pressure on the price of the Common Stock as the holders acquire and sell material amounts of our Common Stock could encourage short sales by the holders and other stockholders in which the short-sellers borrow Common Stock and sell the borrowed stock at the current market price in the hope of buying it in the future at a lower price. This short selling activity could place further downward pressure on the price of our Common Stock. The agreements governing the Convertible Debenture do not contain prohibitions on short selling activities by the holders of such securities.

DESCRIPTION OF THE PROPOSAL

         The Board is requesting that the stockholders of the Company approve the issuance of shares of Common Stock upon conversion or redemption of the Convertible Debentures and upon exercise of the January Warrants, as well as such additional shares of Common Stock that may be issued pursuant to certain anti-dilution provisions of the Convertible Debentures or in lieu of cash interest payments.

SUMMARY OF MATERIAL TERMS OF THE JANUARY 2005 PRIVATE PLACEMENT

         The Securities Purchase Agreement, Convertible Debenture, Warrant, Additional Investment Right and Registration Rights Agreement have has been filed with the SEC as exhibits 10.1 10.2, 10.3, 10.4 and 10.5, respectively, to the Company's Form 8-K filed on January 14, 2005. The following is a materially complete summary of the transaction documents.

         8% Convertible Debenture

         If the Second Closing occurs, the Company will issue to the investors Convertible Debentures in the aggregate principal amount of up to $4,000,000 bearing interest at the rate of eight percent (8.0%) per annum, due December 1, 2005 payable on each conversion date, the maturity date, and each monthly redemption date, at the Company's option, in cash or shares of Common Stock at the interest conversion rate. The interest conversion rate means the lesser of
(a) the conversion price and (b) 90% of the lesser of the average of the 10 closing prices immediately prior to the applicable interest payment date or the date such shares are issued and delivered, if later than the interest payment date.

         Subject to limitations on ownership by the investors, the Convertible Debentures are convertible into shares of Common Stock at any time at the option of the investors at an initial conversion price of $2.40.

         Interest on the Convertible Debentures may be payable in cash or shares of Common Stock or a combination thereof at the discretion of the Company; provided, however, that payment in shares of Common Stock may only occur if all of the equity conditions under the Convertible Debentures are met. All past due accrued and unpaid interest to be paid shall entail a late fee at the rate of eighteen percent (18%) per annum, which would accrue daily, from the date such interest is due through and including the date of payment.

         Negative Covenants

         So long as any principal amount under the Convertible Debentures is outstanding, the Company shall not:

         o enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with (for purposes of clarification, any security interest of any kind shall be deemed a lien that is senior to the Convertible Debentures and therefore prohibited), in any respect, the Company's obligations under the Convertible Debentures;

         o amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the Convertible Debentures;

         o repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the conversion shares to the extent permitted or required under the Securities Purchase Agreement or as otherwise permitted by the Securities Purchase Agreement; or

         o     enter into any agreement with respect to any of the foregoing.

         Events of Default

         Under the Convertible Debenture, the following events constitute events of default of the Company, accelerating the payment by the Company of a mandatory prepayment amount: default in the payment of principal or interest or liquidated damages, material default of a covenant or agreement in the Convertible Debenture or other material agreement, breach of a representation or warranty, commencement of bankruptcy or insolvency proceedings, failure of the Common Stock to be eligible for quotation on a national exchange or quotation system or the OTC Bulletin Board and the failure of the registration statement to have been declared effective on or prior to 180 calendar days after the closing date.

         Warrants

         In addition to the Convertible Debentures and assuming the Second Closing occurs, the Company will issue to the investors January Warrants to purchase an aggregate of 1,666,666 shares of Common Stock. The January Warrants will have a term of five years and will be exercisable at an exercise price equal to $2.40 per share.

         During the period that the January Warrants will be outstanding, except for certain exempt issuances, if the Company shall offer, sell or otherwise issue any securities at an effective price per share of Common Stock less than the exercise price, then the exercise price of the January Warrants shall be reduced on a weighted average basis. This provision shall apply for any warrants issued in connection with any additional investment right exercised by such investor.

         Registration

         The Company has agreed to register the Common Stock issuable upon conversion of the Convertible Debentures and exercise of the January Warrants by filing a registration statement with the SEC within 20 days of the First Closing (as defined below) and to have the registration statement declared effective by the SEC within 90 days of such closing date. The Company has agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares are eligible to be sold without volume restrictions under Rule 144(k) of the Securities Act of 1933. In the event the Company fails to file the registration statement within 20 days of the closing date or the registration statement is not declared effective within 90 days of such closing date, the Company has agreed to pay the investors liquidated damages equal to 1.5% of their total investment for each 30 day period (or portion thereof) for which the Company is late. The Company has also agreed pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the securities for sale under applicable state securities laws, listing fees and other reasonable fees.

         Closing

         The First Closing for an aggregate amount of up to $2,000,000 has occurred. The Second Closing for an aggregate amount of $2,000,000 shall occur within 3 trading days of the date following the date that the initial registration statement filed by the Company in connection with the Agreement is first declared effective by the SEC.

         Conditions to Second Closing

         The Second Closing of the private placement is conditioned on the satisfaction of various conditions, among others:

         o the accuracy in all material respects of the representations and warranties;

         o     compliance   with  the  Company's   obligations,   covenants  and
               agreements prior to closing;

         o delivery of customary closing documents including debentures and warrants;

         o no event which could have a material adverse effect with respect to the Company;

         o the Company shall have filed a registration statement with the SEC which has been declared effective on or before the six month anniversary of the date of the Securities Purchase Agreement and no event of default shall have occurred under the debenture.

         Representations and Warranties

         The Securities Purchase Agreement contains representations and warranties by the Company relating to, among other things, its capitalization, due authorization, the issuance and sale of the Convertible Debentures and January Warrants, the Company's SEC filings and financial statements, the lack of material adverse changes and material breaches, defaults or violations in the Company's charter documents, statutes, court or governmental orders or material contracts resulting from the Company's signing or completion of the private placement, and the Company's tax matters, intellectual property, litigation and insurance coverage. The Securities Purchase Agreement also contains representations and warranties by the investors relating to, among other things, their status as accredited or institutional investors.

         Participation in Future Financings

         The Securities Purchase Agreement provides that, from the date of the agreement until the two year anniversary of the First Closing, upon any financing by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents other than an exempt issuance of securities by the Company (a "Subsequent Financing"), each investor shall have the right to participate in up to 100% of the Subsequent Financing. If such investors do not elect to participate in a Subsequent Financing for a minimum of 25% of the outstanding securities, the right to participate in Subsequent Financings shall terminate.

        Prohibition on Certain Financings

         The Securities Purchase Agreement provides that, from the date of the Securities Purchase Agreement until 65 days following the effective date of the registration statement, the Company shall not issue securities except for certain exempt issuances of securities. Also, from the date of the Securities Purchase Agreement until no investor holds Convertible Debentures, the Company shall be prohibited from effecting or entering into any variable rate or floating rate transactions, including transactions with repricing or reset provisions. Unless shareholder approval is obtained and deemed effective by AMEX, the Company shall not issue any securities which would cause any adjustment of the conversion price to the extent the holders of Convertible Debentures would not be permitted to convert their Convertible Debentures and exercise their January Warrants.

DETERMINATION BY THE COMPANY NOT TO SEEK STOCKHOLDER APPROVAL OF EQUITY LINE FINANCING

         Concurrently with the Company's entering into the January 2005 Private Placement, the Company entered into a securities purchase agreement (the "Equity Line Agreement") with each of Yokuzuna Holdings and Harborview Master Fund, L.P., two institutional investors, whereby, subject to certain closing conditions and other criteria being met, such investors agreed to provide an equity line of credit to the Company (the "Equity Line Financing") to purchase from the Company an aggregate amount of up to $25,000,000 through the issuance of shares of Common Stock by the Company to the investors. Since at least one of the investors which is a party to the Equity Line Agreement also owns Convertible Debentures with a fluctuating conversion or redemption price, the investor could potentially affect the terms on which the investor could purchase the shares of Common Stock underlying the Equity Line Financing through conversion or redemption of Convertible Debentures and the sale of shares of Common Stock acquired following conversion or redemption of the Convertible Debentures into the public marketplace. Therefore, the investor is considered not to be irrevocably bound to purchase shares of Common Stock and the Equity Line Financing does not constitute a viable means for the Company to obtain capital under current interpretations of the federal securities laws by the SEC relating to "equity line" financing arrangements. As a result, the Company will not be able to register the shares of Common Stock underlying the Equity Line Financing or draw down under the line of credit. Therefore the Company has determined not to seek stockholder approval of the Equity Line Financing at this time. Although there can be no assurances that this will occur, the Company may determine to seek stockholder approval of the Equity Line Financing in the future in the event the investors who own the Convertible Debentures no longer own any of these securities or if a new investor unaffiliated with the current investors agrees to participate in the Equity Line Financing.



VOTE REQUIRED

         Approval of the transactions described in this Proposal 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. The Board of Directors recommends a vote "FOR" approval of the Proposal.

                THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR"
           APPROVAL OF THE JANUARY 2005 PRIVATE PLACEMENT TRANSACTION

       ------------------------------------------------------------------
                                   PROPOSAL 4

          APPROVAL OF AN AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN TO
         INCREASE THE NUMBER SHARES OF COMMON STOCK ISSUABLE THEREUNDER
       ------------------------------------------------------------------

         On September 15, 2004, the Board of Directors adopted, and on November 18, 2004 the stockholder's approved, the Company's 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan was designed to provide an incentive to employees (including directors and officers who are employees), and to consultants and directors who are not employees of the Company and to offer an additional inducement in obtaining the services of such persons. Moreover, the 2005 Plan was designed to compensate both current or former employees and consultants of the Company to whom the Company had commitments or obligations.

INCREASE OF THE NUMBER OF COMMON SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2005 PLAN

         The Company is proposing to amend the 2005 Plan to increase the number of shares of Common Stock available for issuance (the "Amendment"). Currently, the aggregate number of shares available for issuance under the 2005 Plan was limited to 5,500,000 shares of Common Stock.

         During the period from November 18, 2004 (the date on which the approval of the current maximum number of shares available for issuance under the Plan was based) to the Record Date, an aggregate of 5,500,000 shares of Common Stock have been issued or reserved for issuance to the Company's employees, consultants and directors through restricted stock awards or reserved for the exercise of options, thereby reducing the number of shares of Common Stock currently available for issuance under the Plan by this same number. An additional 3,144,807 shares of Common Stock have been approved for issuance to the Company's employees, consultants and directors through restricted stock awards or reserved for the exercise of options by the Company's board of directors, subject to stockholder approval of this Proposal 4 to increase the number of shares of Common Stock available for issuance under the 2005 Plan. The aggregate number of 8,644,807 shares of Common Stock, which includes the
5,500,000 shares of Common Stock previously approved by the Company's stockholders, is set forth under the New Plan Benefits table on page 29 of this Proxy Statement.

         Accordingly, as of March 4, 2005, there are no shares of Common Stock available for the grant of restricted stock awards and options under the 2005 Plan.

         Shareholders will be asked to approve a resolution to amend the 2005 Plan to increase the number of shares available for issuance under the 2005 Plan by an additional 10,000,000 shares of Common Stock. If the Amendment is approved by shareholders, an aggregate of 15,500,000 shares of Common Stock will be outstanding or reserved for issuance or available for issuance under the 2005 Stock Incentive Plan.

RATIONALE FOR THE AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE UNDER THE 2005 PLAN

         The Company is highly dependent on its employees due to the nature of its business, particularly as it relates to the source code of its products, the comprehension of which resides in our current employees, as well as the experience of other key employees through their efforts in our nascent industry of healthcare connectivity. Recently, the Company has been unable to adequately compensate its employees in cash in a timely manner, and has also had many of its current and former employees voluntarily agree to salary reductions. As a result of our reductions in force, there was significant uncertainty among existing employees with respect to the stability of their own employment with the Company. The 2005 Plan was and is a vital part of imbuing our employees with an ongoing sentiment of long-term potential and value of their efforts. The extraordinary circumstances the Company is facing has required a high degree of dedication and commitment from its employees, for which the 2005 Plan was and is the only potential source of meaningful and appropriate compensation. Quite simply, much of the potential value represented by the Company's products and opportunities would be greatly diminished or permanently harmed, if its remaining employees could not be granted appropriate incentives to remain with the Company. In addition to the Company's employees, the Company desires to utilize restricted stock awards to compensate third party consultants who effectively market our products on a performance basis. This will save costs to the Company as an alternative to payment in cash which may not be available, or may be available through the issuance of securities of the Company at a discount to market prices, making such issuances more expensive than direct issuances to consultants to satisfy contractual obligations of the Company to such persons. In addition, payment of our consultants in shares of Common Stock aligns its interests with the Company's and such consultants have a vested interest in the Company's future success. Finally, the rules of the American Stock Exchange require any issuances of shares to consultants of the Company to be approved by stockholders.

         The following is a materially complete summary of the 2005 Plan.

SHARES SUBJECT TO THE STOCK INCENTIVE PLAN AND ELIGIBILITY

         The 2005 Plan currently authorizes the issuance of stock appreciation rights ("SARs") and the grant of options and restricted stock related to a maximum of up to five million five hundred thousand (5,500,000) shares of the Company's issued and outstanding shares of Common Stock, including the issuance of any SARs, options or restricted stock to employees (including officers and directors who are employees), and to consultants and directors who are not employees of the Company, and to current and former employees of the Company to whom the Company has commitments or obligations. If this Proposal 4 is approved, the maximum shares of Common Stock shall be increased to fifteen million five hundred thousand (15,500,000) shares. Notwithstanding the maximum number of shares of the Company's Common Stock available under the 2005 Plan, the Company shall not grant SAR's, options or restricted stock to its employees (including officers and directors who are employees) and consultants in excess of thirty (30%) percent of the Company's outstanding shares of common stock, on a fully-diluted, as converted basis, including conversion of convertible notes or exercise of warrants outstanding. Upon expiration, cancellation, termination or forfeiture of stock grants or options, the shares of the Common Stock subject thereto will again be available for grant under the 2005 Plan.

TYPE OF AWARD

         The following awards ("Awards") may be granted under the 2005 Plan: stock options which are either incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options which do not qualify as ISOs ("NQSOs"), SARs and Common Stock which may or may not be subject to contingencies or restrictions. ISOs, however, may only be granted to employees. The Company makes no representations or warranties as to the qualification of any option as an "incentive stock option" under the Code.

ADMINISTRATION

         The 2005 Plan will be administered by a committee of the Board of Directors consisting of at least three members of the Board (the "Committee"). It is intended that at least two (2) members of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 (as the same may be in effect and interpreted from time to time, "Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also intended that at least two (2) members of the Committee will be an "outside director" within the meaning of Section 162(m) of the Code.

         Among other things, the Committee is empowered to determine, within the express limits contained in the 2005 Plan: the employees, consultants and directors who shall be granted Awards; the type of Award to be granted; the times when an Award shall be granted; the number of shares of Common Stock to be subject to each Award; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or SAR or installment thereof; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the price, if any, to be paid for a share Award; the form of payment of the exercise price of an option; the form of payment upon exercise of a SAR; whether to restrict the sale or other disposition of a stock Award or the shares of Common Stock acquired upon the exercise of an option or SAR and, if so, to determine whether such contingencies and restrictions have been met and whether and under what conditions to waive any such contingency or restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option or SAR, the vesting of a stock Award or the shares acquired pursuant to the exercise of an option or SAR to the fulfillment of certain contingencies or restrictions, including without limitation, contingencies or restrictions relating to entering into a covenant not to compete, to financial objectives and/or to the period of continued employment of the Award holder, and to determine whether such contingencies or restrictions have been met; whether an Award holder is disabled; the amount, if any, necessary to satisfy the obligation to withhold taxes or other amounts; the fair market value of a share of Common Stock; with the consent of the Award holder, to cancel or modify an Award, pursuant to the terms of the Plan and the Code; to prescribe, amend and rescind rules and regulations relating to the Plan; and to approve any provision which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders to be exempt (unless otherwise specifically provided herein). The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the 2005 Plan and to make all other determinations necessary or advisable for administering the 2005 Plan and to construe each contract ("Contract") entered into by the Company with an Award holder under the 2005 Plan.

TERMS AND CONDITIONS OF OPTIONS

         Options granted under the 2005 Plan will be subject to, among other things, the following terms and conditions:

         (a) The exercise price of each option will be determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

         (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed 10 years (5 years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

         (c) The maximum number of shares of Common Stock for which options and SARs may be granted to an employee in any calendar year is 1,000,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

         (d) The exercise price of each option is payable in full upon exercise or, if the applicable Contract permits, in installments over a maximum six month period. Payment of the exercise price of an option may be made in cash, certified check or, if the applicable Contract permits, in mature shares of Common Stock or any combination thereof.

         (e) If eligible, an optionee who uses previously acquired shares of Common Stock to exercise a prior option granted under the Plan shall automatically be granted an option to purchase the same number of shares so used; provided, however, that the exercise price of the new option shall be the fair market value of the Common Stock on the date of grant of such new option; and further provided that if the prior option was an ISO and at the time the new option is granted, the optionee owns (or is deemed to own) more than 10% of the voting power of the Company, the exercise price of the new option shall be 110% of the fair market value of the Common Stock on the date of grant of such new option and its terms shall not exceed five years.

         (f) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by him or her (or by his or her legal representative).

TERMS AND CONDITIONS OF SARS

         SARs may be granted by the Committee, in its sole discretion, to employees (including officers and directors who are employees), consultants to, and outside directors of the Company. A SAR entitles the holder to be paid upon exercise, in cash, check or by shares of Common Stock, as determined by the Committee, the excess (if any) of the fair market value of the shares of Common Stock on the date of exercise over the base price of such shares. If the Contract so provides, such amount may be multiplied by a performance factor which meets the requirements of the Code. The base price is determined by the Committee upon grant, but it may not be less than the fair market value of the Common Stock on the grant date. The term of any SAR is determined by the Committee, but may not exceed ten years.

RESTRICTED STOCK AWARDS

         The Committee may from time to time, in its sole discretion, grant shares of Common Stock to current and former employees (including officers and directors who are employees) of, or consultants to, the Company, which may or may not be subject to such contingencies and restrictions as set forth in the applicable Contract. Upon issuance of the shares, the Award holder is considered to be the record owner of the shares and, subject to the contingencies and restrictions, if any, set forth in the Award, has all the rights of a shareholder. The shares shall vest in the Award holder when all of the restrictions and contingencies, if any, lapse. Accordingly, the Committee may require that such shares be held by the Company, together with a stock power duly endorsed in blank by the Award holder, until the shares vest in the Award holder.

TERMINATION OF RELATIONSHIP

         Except as may otherwise be provided in the applicable Contract, if an Award holder's relationship with the Company as an employee or consultant is terminated for any reason (other than the death or disability of the Award holder), the option or SAR may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option or SAR. If an Award holder's relationship is terminated for any reason (including the death or disability of the Award holder), the Award shall cease any further vesting and the unvested portion shall be forfeited to the Company without consideration. If the relationship was terminated either for cause or without the consent of the Company, the option or SAR will terminate immediately. In the case of the death of a holder while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the Contract, his or her legal representative or beneficiary may exercise the option or SAR, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option or SAR. Except as may otherwise be provided in the applicable Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option or SAR, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option. The holder shall have no right to continue as an employee, consultant or director of the Company or interfere in any way with any right of the Company to terminate the holder's relationship to the Company at any time for any reason whatsoever without liability to the Company.

WITHHOLDING

         The Company may withhold cash and/or shares of Common Stock to be issued under an Award or upon exercise of an option or SAR, having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reasons of the grant, vesting, exercise or disposition of an Award or the disposition of underlying shares of Common Stock. Alternatively, the Company may require the Award holder to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

         Appropriate adjustments will be made in the number and kind of shares available under the 2005 Plan, in the number and kind of shares subject to each outstanding option or SAR and the exercise or base prices of such options or SARs, any contingency based on the number or kind of shares and the maximum number of options and SARs that may be granted to an employee in any calendar year, in the event of any change in the Common Stock by reason of any stock dividend, spinoff, split-up, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or
(b) a merger in which the Company is not the surviving corporation or a consolidation, (c) any transaction (or series of related transactions) in which
(i) more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration or (ii) shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to stockholder of the Company with respect to their shares of stock in the Company), any outstanding options or SARs and unvested restricted stock awards shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction or the applicable contract.

DURATION AND AMENDMENT OF THE 2005 PLAN

         No ISO may be granted under the 2005 Plan after the ten year anniversary of the date of adoption of the 2005 Plan. The Board of Directors may at any time terminate or amend the 2005 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would
(a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of Awards or increase the maximum number of options or SARs that may be granted to an employee in any year, (b) change the eligibility requirements for persons who may receive Awards or (c) make any change for which applicable law, regulation, ruling or interpretation by the applicable governmental agency or regulatory authority requires stockholder approval. No termination or amendment may adversely affect the rights of an Award holder with respect to an outstanding Award without the holder's consent.

FEDERAL INCOME TAX TREATMENT

         The following is a general summary of the federal income tax consequences under current tax law of options, SARs and restricted stock. It does not purport to cover all of the special rules, including special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the grant, vesting or disposition of an Award or the ownership or disposition of the underlying shares of Common Stock.

         An optionee will not recognize taxable income for federal income tax purposes upon the grant of an option or SAR.

         Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

         Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

         In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

         Upon the exercise of a SAR, the Award holder will recognize ordinary income in an amount equal to the amount payable by the Company upon such exercise, and the Company will generally be entitled to a deduction therefor.

         An employee, consultant or director who receives a grant of stock which is subject to a substantial risk of forfeiture will generally recognize ordinary income equal to the fair market value of the stock at the time the restriction lapses. Alternatively, the Award holder may elect to be taxed on the value of unrestricted stock at the time of grant. The Company is generally entitled to a deduction equal to the amount required to be included in income by the Award holder.

EQUITY COMPENSATION PLAN INFORMATION

           The following table provides information about our Common Stock that may be issued upon the exercise of options, warrants and rights under our stock incentive plans.

                                                                                                              (c)
                                             (a)                                                     Number of securities
                                    Number of Securities                                            remaining available for
                                     to be issued upon                     (b)                   future issuance under equity
                                        exercise of            Weighted average exercise              compensation plans
                                    outstanding options,      price of outstanding options,         (excluding securities
Plan Category                       warrants and rights           warrants and rights                  in Column (a))
--------------------------------- ------------------------- --------------------------------- ---------------------------------

Equity compensation
plans approved by security                     3,580,562                 $2.34                                     0
holders

Equity compensation
plans not approved by security              N/A                           N/A                                N/A
holders


         In addition to the issuance of Common Stock under our stock incentive plans set forth in the above table, we have entered into restricted stock agreements to issue restricted shares of common stock and stock option agreements to issue an aggregate of 3,144,807 shares of common stock underlying stock options to certain of our current executive officers, employees and consultants which are subject to the vesting provisions contained in each agreement and stockholder approval. These obligations shall be paid through the issuance of restricted shares of Common Stock or options to be issued under the 2005 Plan following stockholder approval of the Amendment.

         The following table sets forth the number of restricted shares of our Common Stock and shares of our Common Stock underlying options which have been granted to each of our executive officers, executive officers as a group, non-executive directors as a group, and non-executive officers and employees, including consultants, as a group under our 2005 Stock Incentive Plan as of March 4, 2005. As a result of the grants set forth below, the total number of shares of Common Stock reserved for issuance under the 2005 Plan is 8,644,807, of which 5,500,000 shares of Common Stock have been previously approved by stockholders.

                  NEW PLAN BENEFITS - 2005 STOCK INCENTIVE PLAN

-------------------------------------- ------------------------- ------------------- --------------------- --------------------
NAME AND POSITION                      NUMBER OF SHARES          EXERCISE PRICE      NUMBER OF SHARES OF   DOLLAR VALUE OF
                                       UNDERLYING OPTIONS        OF OPTIONS          COMMON STOCK          COMMON STOCK
-------------------------------------- ------------------------- ------------------- --------------------- --------------------
ANDREW M. BROWN                                1,353,383              $1.14                  N/A                   N/A
Chairman of the Board, President &
Chief Executive Officer
-------------------------------------- ------------------------- ------------------- --------------------- --------------------
RON MUNKITTRICK                                  902,256              $1.14                  N/A                   N/A
Chief Financial Officer
-------------------------------------- ------------------------- ------------------- --------------------- --------------------
LOUIS E. HYMAN                                   986,842              $1.14                  N/A                   N/A
Chief Technology Officer
-------------------------------------- ------------------------- ------------------- --------------------- --------------------
EXECUTIVE OFFICER GROUP (3 persons)            3,242,481              $1.14                  N/A                   N/A
-------------------------------------- ------------------------- ------------------- --------------------- --------------------
NON-EXECUTIVE DIRECTOR GROUP (4                  563,912              $1.14                  N/A                   N/A
persons)
-------------------------------------- ------------------------- ------------------- --------------------- --------------------
NON-EXECUTIVE OFFICER AND EMPLOYEE               210,000               (1)                4,628,414                (2)
GROUP
(INCLUDING CONSULTANTS)
-------------------------------------- ------------------------- ------------------- --------------------- --------------------

(1) The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(2) The value of the Common Stock is equal to the fair market value of the Common Stock on the date of issuance.

REQUIRED VOTE


         Approval of the amendment to increase the number of shares of Common Stock available for issuance under the 2005 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal. If the Replenishment is not approved by stockholders, the 2005 Plan will still be in effect at current levels.


                THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR"
           APPROVAL OF THE AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN

--------------------------------------------------------------------------------
                                   PROPOSAL 5

  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

         BDO Seidman, LLP served as the Company's independent registered public accountants for the fiscal years ended December 31, 2003 and December 31, 2004. Prior to the engagement of BDO Seidman, LLP as our independent registered public accountants, the Company's independent registered public accountants for the fiscal year ended December 31, 2002 was Ehrhardt Keefe Steiner & Hottman, PC. During the two years ended December 31, 2002 and through the date of their dismissal by the Company, the Company had no "reportable events", as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

         It is proposed that the stockholders ratify the appointment by the Board of Directors of BDO Seidman, LLP as independent registered public accountants for the Company for the 2004 fiscal year.

         Approval by the stockholders of the appointment of independent registered public accountants is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the Common Stock present and entitled to vote at the Special Meeting should not approve the selection of BDO Seidman, LLP, the selection of independent registered public accountants will be reconsidered by the Board of Directors.

AUDIT FEES

         BDO Seidman, LLP billed us $380,000 for services rendered for the audit of our annual consolidated financial statements for fiscal 2003 included in our Form 10-K and the reviews of the financial statements included in our Forms 10-Q for fiscal 2003. No fees were paid to BDO Seidman, LLP in fiscal 2002.

AUDIT-RELATED FEES

         For fiscal 2003, BDO Seidman, LLP billed us $150,000 for services rendered for assurance, consultations and related services that are reasonably related to the performance of the audit or review of the financial statements of the Company, including audits and reviews of the financial statements of Frontline. No fees were paid to BDO Seidman, LLP in fiscal 2002.

TAX FEES

         For fiscal 2003, BDO Seidman, LLP billed us $50,000 for services rendered in connection with tax consultation and compliance for the Company. No fees were paid to BDO Seidman, LLP in fiscal 2002.

ALL OTHER FEES

         There were no other fees paid to BDO Seidman, LLP during the fiscal year ended December 31, 2003.

         In connection with the revised standards for independence of the Company's independent registered public accountants promulgated by the SEC, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of BDO Seidman, LLP and has determined that such services are compatible with the continued independence of BDO Seidman, LLP.

         It is our practice that all services provided to us by our independent registered public accountants be pre-approved by our Audit Committee. No part of our independent auditor services related to Audit Related Fees, Tax Fees or All Other Fees listed above was approved by the audit committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

REQUIRED VOTE

         Ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accountants requires the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting.



                        THE BOARD OF DIRECTORS RECOMMENDS
             THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT
                             OF BDO SEIDMAN, LLP AS
            INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY

                                 OTHER BUSINESS

         The Board of Directors has no other business to be brought before the Special Meeting. No other business may properly come before the Special Meeting.

                              STOCKHOLDER PROPOSALS

         The Company intends to hold its 2005 Annual Meeting of Stockholders on or about June 30, 2005. Any stockholder proposal intended to be included in the Company's proxy statement and form of proxy for presentation at the 2005 Annual Meeting of Stockholders (the "2005 Meeting") pursuant to Rule 14a-8 ("Rule 14a-8"), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than February 1, 2005. As to any proposals submitted for presentation at the 2005 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2005 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before May 17, 2005. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

         Any stockholder proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 33 Maiden Lane, New York, New York 10038.

                                       By Order of the Board of Directors



                                       Andrew Brown
                                       Chairman of the Board
                                       President and Chief Executive Officer


March 16, 2005

PROXY                                                                      PROXY
-----                                                                      -----

                                RAMP CORPORATION

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


         The undersigned holder of Common Stock of RAMP CORPORATION, revoking all proxies heretofore given, hereby constitutes and appoints Andrew Brown, Proxy, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of RAMP CORPORATION, to be held at the offices of the Company located at 33 Maiden Lane, New York, New York on Monday, April 11, 2005, at 10:00 A.M., and at any adjournments or postponements thereof.


         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

         Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE


__________________     _______________      PLEASE MARK YOUR CHOICE LIKE     |X|
  ACCOUNT NUMBER            COMMON          THIS IN BLUE OR BLACK INK:

                           Will attend the meeting |_|

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                           PROPOSALS 1, 2, 3, 4 AND 5

(1)      to ratify the sale and issuance of shares   FOR     AGAINST    ABSTAIN
         of common stock in connection with the
         March 2004 private placement of common      |_|       |_|        |_|
         stock and July 2004 private placement of convertible notes and warrants.

(2)      to approve the sale and issuance of         FOR     AGAINST    ABSTAIN
         shares of common stock in connection with
         the December 2004 private placement of      |_|       |_|        |_|
         convertible promissory notes in the
         aggregate principal amount of $452,000.

(3)      to approve the sale and issuance of         FOR     AGAINST    ABSTAIN
         shares of common stock in connection with
         the January 2005 private placement of 8%    |_|       |_|        |_|
         convertible redeemable debentures, common stock purchase warrants and additional investment rights in the aggregate principal amount of up to $4,000,000.

(4)      to approve an amendment to the Company's    FOR     AGAINST    ABSTAIN
         2005 Stock Incentive Plan to increase the
         number of shares of Common Stock issuable   |_|       |_|        |_|
         thereunder from 5,500,000 to 15,500,000.

(5)      to ratify the appointment of BDO Seidman,   FOR     AGAINST    ABSTAIN
         LLP as independent registered public
         accountants of the Company for the fiscal   |_|       |_|        |_|
         year ending December 31, 2004.




                                        Dated  _____________________, 2005
                                        ________________________________
                                        ________________________________
                                                       Signature(s)
                                        (Signatures  should  conform to names as
                                        registered.  For jointly  owned  shares,
                                        each owner should sign.  When signing as
                                        attorney,    executor,    administrator,
                                        trustee,   guardian   or  officer  of  a
                                        corporation, please give full title.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY